UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 12, 2011

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2011, John A.B. “Andy” Davies, Jr., President and Chief Executive Officer of Hampton Roads Bankshares, Inc. (the “Company”) and of its subsidiary, The Bank of Hampton Roads, (the “Bank”) resigned as President and Chief Executive Officer of the Company and the Bank, effective immediately, to return to his prior work as a banking consultant.

In connection with Mr. Davies’ resignation from the Company, he entered into a Consulting Agreement and a Transition Agreement, both dated August 17, 2011.  The Consulting Agreement provides that, effective September 12, 2011, Mr. Davies will be retained as a consultant for one year in order to facilitate a smooth and orderly transition within the Company and the Bank and to assure access to Mr. Davies’ unique and valuable services.  Under the Consulting Agreement, Mr. Davies will perform 1,000 hours of service, as specified in the Consulting Agreement, in exchange for monthly consulting payments of $41,667, subject to adjustment based on the number of hours of service performed in a particular month.  In addition, the Company will reimburse Mr. Davies for out-of-pocket expenses he reasonably incurs to perform his consulting services, subject to the prior approval of the Company.  Under the Transition Agreement, Mr. Davies will continue to serve as a full-time employee until September 11, 2011, at which point his employment will terminate.  Also under the Transition Agreement, Mr. Davies has agreed not to compete with the Company or the Bank or solicit any employee of the Company or the Bank until September 11, 2013 in exchange for $110,000 in cash consideration.  The Transition Agreement also contains a mutual release of claims.

The foregoing summaries of the Consulting Agreement and Transition Agreement are not complete and are qualified in their entirety by reference to the full text of each of the Consulting Agreement and the Transition Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

On August 17, 2011 Mr. Davies resigned as a director of the Company. There were no disagreements as to the Company’s operations, policies or practices that led to Mr. Davies resignation from the Company’s Board of Directors.

On August 12, 2011, the Board of Directors of the Company named Douglas J. Glenn, Executive Vice President, General Counsel and Chief Operating Officer of the Company, to take on the additional role of interim President and Chief Executive Officer, subject to pending regulatory approval.

Mr. Glenn, 44, has been a director of the Company since 2006. He was appointed Executive Vice President and General Counsel of the Company and the Bank in 2007. He added the responsibilities of Chief Operating Officer of the Company in February 2009. Prior to joining the Company, Mr. Glenn practiced law at Pender & Coward, P.C. in Virginia Beach, Virginia. His law practice was focused primarily on small business clients and clients involved in various aspects of real estate.

Item 8.01.                      Other Events.

A copy of the press release announcing Mr. Davies’ resignation as President and Chief Executive Officer of the Company and Mr. Glenn’s appointment as interim President and Chief Executive Officer is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Ex. 10.1	Consulting Agreement, dated August 17, 2011, by and between Hampton Roads Bankshares and John A.B. Davies, Jr.
Ex. 10.2	Transition Agreement, dated August 17, 2011, by and between Hampton Roads Bankshares and John A.B. Davies, Jr.
Ex. 99.1
Press Release, dated August 18, 2011, announcing Mr. Davies’ resignation as President and Chief Executive Officer of the Company and Mr. Glenn’s appointment as interim President and Chief Executive Officer.

Caution about Forward-Looking Statements

Certain statements made herein and in the attached press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as the Company’s plans to return to profitability.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, its most recent prospectus supplement filed June 15, 2011 and other filings made with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPTON ROADS BANKSHARES, INC.

Date: August 18, 2011	By:	/s/ Douglas J. Glenn
Douglas J. Glenn
Interim President and Chief Executive Officer
Executive Vice President, General Counsel and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.                                  Description
Ex. 10.1	Consulting Agreement, dated August 17, 2011, by and between Hampton Roads Bankshares and John A.B. Davies, Jr.
Ex. 10.2	Transition Agreement, dated August 17, 2011, by and between Hampton Roads Bankshares and John A.B. Davies, Jr.
Ex. 99.1
Press Release, dated August 18, 2011, announcing Mr. Davies’ resignation as President and Chief Executive Officer of the Company and Mr. Glenn’s appointment as interim President and Chief Executive Officer.